                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        _________________________

                                Form S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                        _________________________

                          The Home Depot, Inc.
         (Exact name of registrant as specified in its charter)

             Delaware                                    95-3261426
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                       Identification
                                                            Number)

2455 Paces Ferry Road, Atlanta, GA                       30339-4024
(Address of Principal Executive Offices)                 (Zip Code)

                             THE HOME DEPOT
                      FUTUREBUILDER FOR PUERTO RICO
                        (Full title of the plan)

                        _________________________

         ARTHUR M. BLANK                           Copies requested to:
         President and CEO                          Lawrence K. Menter, Esq.
       The Home Depot, Inc.                         The Home Depot, Inc.
       2455 Paces Ferry Road                        2455 Paces Ferry Road
    Atlanta, Georgia 30339-4024                  Atlanta, Georgia 30339-4024
          (770) 433-8211
           (Name, address and telephone number of agent for service)

                        _________________________

                     CALCULATION OF REGISTRATION FEE
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-------------------------------------------------------------------------------

                                                       Proposed
                                     Proposed          Maximum
                                     Maximum           Aggregate   Amount of
Title of Securities   Amount to be   Offering Price    Offering    Registration
to be Registered      Registered     Per Share (*)     Price (*)   Fee
-------------------------------------------------------------------------------

Common Stock(**)
($.05 par value)        15,000        $76.1875      $1,142,812.50   $337.13
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


(*) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices on May 28, 1998, pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended.

(**) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

      (1) The Registrant's Annual Report on Form 10-K for the year ended February 1, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

      (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 1998, filed with the Commission pursuant to Section 13 of the 1934 Act; and

      (3) The section entitled "Description of Common Stock" in Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.


      All documents subsequently filed by the Registrant or The Home Depot FutureBuilder for Puerto Rico with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

      Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware general Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

      In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

      The following exhibits are filed as a part of this Registration
Statement:


      23.1 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

      24    Powers of Attorney

     The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not being filed because the shares of Common Stock being registered are not original issue shares. In lieu of the opinion of counsel of determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes to submit the Plan, and any amendment thereto, to the Puerto Rico Treasury Department (the "Department") in a timely manner, and that it will make all changes required by the Department in order to qualify the Plan under Section 1165(e) of the Puerto Rico Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of June, 1998.


                               THE HOME DEPOT, INC.


                               By: /s/Arthur M. Blank
                                   (Arthur M. Blank, President and CEO)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                  Title                          Date



/s/Bernard Marcus       Chairman of the Board               June 5, 1998
(Bernard Marcus)



/s/Arthur M. Blank      President, CEO                      June 5, 1998
(Arthur M. Blank)       and Director
                       (Principal Executive Officer)


/s/Ronald M. Brill      Chief Administrative Officer,       June 5, 1998
(Ronald M. Brill)       Executive Vice President,
                        Assistant Secretary and Director


	*      		Executive Vice President,           June 5, 1998
(Dennis J. Carey)       Chief Financial Officer
                        (Principal Financial Officer)


/s/Marshall L. Day      Senior Vice President -             June 4, 1998
(Marshall L. Day)       Finance and Accounting
                        (Principal Accounting Officer)

    Signature                  Title                          Date

	*	              Director                      June 5, 1998
(Frank Borman)


	*	              Director                      June 5, 1998
(John L. Clendenin)

	*          	      Director                      June 5, 1998
(Johnnetta B. Cole)


	*                     Director                      June 5, 1998
(Berry R. Cox)


	*      		      Director                      June 5, 1998
(Milledge A. Hart, III)


	*           	      Director                      June 5, 1998
(Donald R. Keough)


			      Director
(Kenneth G. Langone)


	*             	      Director                      June 5, 1998
(M. Faye Wilson)

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney executed on behalf of each such director.

                                    By: /s/Arthur M. Blank
                                        (Arthur M. Blank, Attorney-in-fact)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of The Home Depot FutureBuilder for Puerto Rico by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of June, 1998.

                THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO

                                          By: /s/Lawrence A. Smith
                                          (Lawrence A. Smith, Member,
                                          Administrative Committee)

                                    FORM S-8
                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933
_______________________________________________________________________________
                                INDEX TO EXHIBITS



Exhibit No.


23.1  Consent of KPMG Peat Marwick LLP, Independent Certified Public
      Accountants

24    Powers of Attorney